SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date earliest event reported) June 3, 1996
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                          HAUPPAUGE DIGITAL INC.
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         (Exact name of registrant as specified in its charter)

              Delaware                    1-13550            11-3227864
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     (State or other jurisdiction        (Commission      (IRS Employer
           of incorporation)             File Number)     Identification No.)

              91 Cabot Court, Hauppauge, New York            11788
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        (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (516) 434-1600
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      (Former name or former address, if changed since last report.)

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Item 5.   Other Events.

          On June 3, 1996 the Company called for redemption on July 5, 1996 all of its outstanding Class A Redeemable Warrants at a price of $.10 per Warrant in accordance with Article VI of the Warrant Agreement dated January 10, 1995 between the Company and North American Transfer Co. Each Warrant entitles the holder to purchase one share of the Company's Common Stock par value $.01 per share at $3.75 per share.
          In order to avoid redemption, the Warrants must be exercised by 5:00 p.m. local time on July 5, 1996. Warrants should be presented for exercise or redemption by timely delivery of the Warrant Certificates and payment of the exercise price (if exercised) to North American Transfer Co. at 147 West Merrick Road, Freeport, New York 11520, Attention: Mildred Rostolder.

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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 3, 1996

                                   HAUPPAUGE DIGITAL INC.


                                   By: /s/ KENNETH R. AUPPERLE
                                      ________________________________
                                        Kenneth R. Aupperle - President